Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS INCREASE IN ADJUSTED EBITDA AND NET INCOME FOR THE THIRD QUARTER

CHESTER, WV — November 8, 2010 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the third quarter and nine months ended September 30, 2010.  Current and prior-year results reflect the presentation of Running Aces Harness Park, Jackson Harness Raceway, the Ramada Inn and Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables, including Reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Non-GAAP Adjusted EBITDA.

For the third quarter of 2010, the Company’s total net revenues were $119.1 million compared to $119.5 million in the same period of 2009.  Adjusted EBITDA from continuing operations was $22.7 million compared to $17.2 million in the third quarter of 2009, an increase of 32%.  The Company reported income from continuing operations of $1.5 million for the quarter, or $0.05 per diluted share, compared to a loss from continuing operations of $2.1 million, or $0.08 per diluted share, in the same quarter last year.  Income from continuing operations for the quarter included incremental interest expense of $1.8 million, or $0.04 per diluted share, incurred as a result of the issuance of the Company’s $260 million senior notes in the third quarter of 2009.  The loss from continuing operations in the third quarter of 2009 included a pre-tax loss of $2.8 million, or $0.07 per diluted share, associated with the refinancing of debt.  Net income for the quarter was also $1.5 million, or $0.05 per diluted share, compared to net income of $0.6 million, or $0.02 per diluted share, for the comparable period of 2009.  Prior-year results included income of $2.7 million, or $0.10 per diluted share, from discontinued operations.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 13% to $59.9 million in the third quarter of 2010 compared to $68.9 million in the third quarter of 2009.  Table gaming at Mountaineer generated $8.1 million of revenues compared to $11.4 million in the prior-year period, while revenues from slots were $43.9 million compared to $50.0 million in the same quarter of 2009.  The decrease in revenue was primarily attributable to competitive pressures and weak economic conditions.  The property improved Adjusted EBITDA to $13.3 million from $13.0 million in the comparable quarter of 2009. The increase was primarily due to reduced marketing and promotion spending as compared to the prior-year period as a result of the implementation of promotional credits in the third quarter of 2009.  Adjusted EBITDA margin at Mountaineer increased to 22.2% compared to 18.9% in the prior-year quarter.

Net revenues at Presque Isle Downs & Casino increased 17% to $57.7 million during the third quarter of 2010 compared to $49.2 million during the same period of 2009.  Net revenues for the third quarter of 2010 included $5.1 million in revenue from table games, which were implemented in July 2010.  The property generated Adjusted EBITDA of $13.0 million, which included $0.3 million in project opening costs related to table games, compared to Adjusted EBITDA of $10.3 million in the same quarter of 2009.  Also included in Adjusted EBITDA for the current quarter was a charge of $0.8 million for a Pennsylvania Gaming Control Board gaming assessment.

Corporate overhead costs were $3.4 million during the third quarter of 2010 compared to $5.9 million in the prior-year period.  Current period costs included severance charges of $1.3 million, while the prior-year period included costs of $3.7 million associated with lobbying and gaming efforts in Ohio.

“We are pleased with the improvement in Adjusted EBITDA and net income for the third quarter, especially given the increased competition in the markets in which we operate,” said Steven Billick, Chairman and Interim Chief Executive Officer of MTR Gaming Group, Inc.  “Although the implementation of table games in Pennsylvania increased the competitive pressures at Mountaineer Casino, we began to benefit from table games at Presque Isle Downs.”

For the nine months ended September 30, 2010, MTR’s total net revenues decreased 6% to $330.1 million from $350.3 million in the prior-year period.  Adjusted EBITDA from continuing operations increased 5% to $59.4 million from $56.6 million in the same period last year.  The comparison of Adjusted EBITDA was similarly impacted by the severance, lobbying and gaming assessment costs previously discussed, as well as $1.4 million of project opening costs related to table games at Presque Isle Downs in the 2010 period. The Company reported a loss from continuing operations of $2.2 million for the nine-month period, or $0.08 per diluted share, compared to income from continuing operations of $0.3 million, or $0.01 per diluted share, in the same period last year.  The loss from continuing operations for the nine months ended September 30, 2010 included incremental interest expense of $9.4 million, or $0.22 per diluted share, incurred as a result of the issuance of the Company’s $260 million senior notes in the third quarter of 2009.  The income from continuing operations for the nine months ended September 30, 2009 included a pre-tax loss of $2.8 million, or $0.07 per diluted share, associated with the refinancing of debt.  The net loss for the nine months ended September 30, 2010 was $2.3 million, or $0.08 per diluted share, compared to net income of $1.7 million, or $0.06 per diluted share, for the same period of 2009.  Prior-year results included income of $1.4 million, or $0.05 per diluted share, from discontinued operations.

Balance Sheet and Liquidity

As of September 30, 2010, MTR had $41.4 million in cash and cash equivalents and $377.8 million in total debt, net of discounts.  Additionally, during the third quarter of 2010, the Company repaid the total amount of $10.0 million outstanding under the Company’s credit agreement with Aladdin Credit Advisors, LP and prepaid approximately $1.5 million of borrowings outstanding under other debt arrangements.

Reconciliation of Non-GAAP Measures to GAAP

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, loss on debt modification and extinguishment, equity in loss of unconsolidated joint venture and loss on asset impairment.  Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or income (loss) from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Management of the Company uses Adjusted EBITDA as the primary measure of the Company’s operating performance and as a component in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments, which can be significant. Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Adjusted EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments later today at 10:00 a.m. EST.   Interested parties may participate in the call by dialing (877) 407-4018.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #359219).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our gaming operations at Mountaineer and Presque Isle Downs, including the success and growth of table gaming at Presque Isle Downs and Mountaineer. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer (including table gaming in Pennsylvania) and

Presque Isle Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the implementation of casino gaming in Cleveland and Columbus, Ohio and the implementation of video lottery terminals at racetracks in Ohio), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, the realization of the expected benefits of non-taxable promotional credits at Mountaineer, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to comply with the covenants of our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Revenues:
Gaming	$104,937	$106,408	$296,528	$315,904
Pari-mutuel commissions	4,117	4,574	9,064	10,665
Food, beverage and lodging	9,722	9,181	25,209	25,284
Other	2,911	2,285	6,776	6,550
Total revenues	121,687	122,448	337,577	358,403
Less promotional allowances	(2,540)	(2,970)	(7,449)	(8,093)
Net revenues	119,147	119,478	330,128	350,310

Operating expenses:
Expenses of operating departments:
Gaming	65,854	66,078	185,461	197,459
Pari-mutuel commissions	3,862	4,160	9,150	10,280
Food, beverage and lodging	6,439	6,323	18,022	18,210
Other	1,692	1,698	4,823	4,894
Marketing and promotions	3,588	5,689	9,987	16,637
General and administrative	14,735	18,291	41,954	46,223
Project opening costs	267	—	1,365	—
Depreciation	7,206	7,443	21,571	22,031
Impairment loss	40	—	40	—
(Gain) loss on the sale or disposal of property	(78)	31	45	169
Total operating expenses	103,605	109,713	292,418	315,903

Operating income	15,542	9,765	37,710	34,407

Other income (expense):
Other	—	(39)	—	(39)
Loss on debt modification and extinguishment	—	(2,773)	—	(2,773)
Interest income	10	9	22	448
Interest expense	(13,667)	(11,849)	(40,737)	(31,729)

Income (loss) from continuing operations before income taxes	1,885	(4,887)	(3,005)	314
(Provision) benefit for income taxes	(411)	2,779	832	(3)

Income (loss) from continuing operations	1,474	(2,108)	(2,173)	311

Discontinued operations:
Income (loss) from discontinued operations before income taxes and non-controlling interest	36	(292)	(193)	(2,294)
(Provision) benefit for income taxes	(12)	2,983	68	3,664
Income (loss) from discontinued operations before non-controlling interest	24	2,691	(125)	1,370
Non-controlling interest	—	(6)	(1)	—
Income (loss) from discontinued operations	24	2,685	(126)	1,370

Net income (loss)	$1,498	$577	$(2,299)	$1,681

Net income (loss) per share - basic:
Income (loss) from continuing operations	$0.05	$(0.08)	$(0.08)	$0.01
Income (loss) from discontinued operations	—	0.10	—	0.05
Net income (loss)	$0.05	$0.02	$(0.08)	$0.06

Net income (loss) per share - diluted:
Income (loss) from continuing operations	$0.05	$(0.08)	$(0.08)	$0.01
Income (loss) from discontinued operations	—	0.10	—	0.05
Net income (loss)	$0.05	$0.02	$(0.08)	$0.06

Weighted average number of shares outstanding:
Basic	27,587,760	27,475,260	27,513,558	27,475,260
Diluted	27,793,982	27,475,260	27,513,558	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

Net revenues:
Mountaineer Casino, Racetrack & Resort	$59,880	$68,882	$180,376	$207,716
Presque Isle Downs & Casino	57,722	49,173	146,957	139,985
Scioto Downs	1,525	1,402	2,678	2,579
Corporate	20	21	117	30
Consolidated net revenues	$119,147	$119,478	$330,128	$350,310

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$13,272	$12,987	$39,439	$37,804
Presque Isle Downs & Casino	12,969	10,333	29,834	29,443
Scioto Downs	(125)	(154)	(917)	(986)
Corporate	(3,406)	(5,927)	(8,990)	(9,654)
Consolidated Adjusted EBITDA from continuing operations	$22,710	$17,239	$59,366	$56,607

Adjusted EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(19)	(277)	(252)	(937)
Ramada Inn and Speedway Casino	57	—	57	43
Jackson Racing / Jackson Harness Raceway	(2)	480	9	315
MTR-Harness / Running Aces Harness Park	—	(55)	(5)	(265)
Consolidated Adjusted EBITDA	$22,746	$17,387	$59,175	$55,763

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, a non-GAAP financial measure.

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income from continuing operations	$6,775	$14,314	$20,977	$20,410
Interest expense, net of interest income	32	1,056	133	5,522
Provision (benefit) for income taxes	3,235	(6,858)	8,117	127
Depreciation	3,308	3,672	10,160	10,849
(Gain) loss on the sale or disposal of property	(78)	30	52	123
Loss on debt modification and extinguishment	—	773	—	773
Adjusted EBITDA from continuing operations	$13,272	$12,987	$39,439	$37,804

Presque Isle Downs & Casino:
Income from continuing operations	$6,462	$12,889	$13,729	$18,476
Interest expense, net of interest income	6	170	21	292
Provision (benefit) for income taxes	2,816	(6,287)	5,313	115
Depreciation	3,685	3,561	10,778	10,560
Gain on the sale or disposal of property	—	—	(7)	—
Adjusted EBITDA from continuing operations	$12,969	$10,333	$29,834	$29,443

Scioto Downs:
Loss from continuing operations	$(218)	$(1,093)	$(1,133)	$(1,692)
Interest expense, net of interest income	17	22	54	70
(Benefit) provision for income taxes	(124)	675	(438)	(11)
Depreciation	200	203	600	608
Other	—	39	—	39
Adjusted EBITDA from continuing operations	$(125)	$(154)	$(917)	$(986)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2010	2009	2010	2009
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(11,545)	$(28,218)	$(35,746)	$(36,883)
Interest expense, net of interest income	13,602	10,592	40,507	25,397
(Benefit) provision for income taxes	(5,516)	9,691	(13,824)	(228)
Depreciation	13	7	33	14
Impairment loss	40	—	40	—
Loss on the sale or disposal of property	—	1	—	46
Loss on debt modification and extinguishment	—	2,000	—	2,000
Adjusted EBITDA from continuing operations	$(3,406)	$(5,927)	$(8,990)	$(9,654)

Consolidated:
Income (loss) from continuing operations	$1,474	$(2,108)	$(2,173)	$311
Interest expense, net of interest income	13,657	11,840	40,715	31,281
Provision (benefit) for income taxes	411	(2,779)	(832)	3
Depreciation	7,206	7,443	21,571	22,031
Impairment loss	40	—	40	—
(Gain) loss on the sale or disposal of property	(78)	31	45	169
Loss on debt modification and extinguishment	—	2,773	—	2,773
Other	—	39	—	39
Adjusted EBITDA from continuing operations	$22,710	$17,239	$59,366	$56,607

ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS:

Binion’s Gambling Hall & Hotel:
Loss from discontinued operations	$(12)	$(181)	$(164)	$(616)
Benefit for income taxes	(7)	(96)	(88)	(321)
Adjusted EBITDA from discontinued operations	$(19)	$(277)	$(252)	$(937)

Ramada Inn and Speedway Casino:
Income (loss) from discontinued operations	$37	$(1)	$37	$29
Interest income, net of interest expense	—	—	—	(1)
Provision for income taxes	20	1	20	15
Adjusted EBITDA from discontinued operations	$57	$—	$57	$43

Jackson Racing / Jackson Harness Raceway:
(Loss) income from discontinued operations	$(1)	$24	$6	$(85)
(Benefit) provision for income taxes, net of non-controlling interest	(1)	12	3	(44)
Loss on the sale or disposal of property, net of non-controlling interest	—	115	—	115
Loss on impairment of Jackson Trotting Association, LLC	—	176	—	176
Other	—	153	—	153
Adjusted EBITDA from discontinued operations	$(2)	$480	$9	$315

MTR-Harness / Running Aces Harness Park:
Income (loss) from discontinued operations	$—	$2,843	$(5)	$2,042
Interest expense	—	2	3	7
Benefit for income taxes	—	(2,900)	(3)	(3,314)
Equity in loss of North Metro Harness Initiative, LLC	—	—	—	1,000
Adjusted EBITDA from discontinued operations	$—	$(55)	$(5)	$(265)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30	December 31
	2010	2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$41,372	$44,755
Restricted cash	963	483
Accounts receivable, net of allowance for doubtful accounts of $277 in 2010 and $458 in 2009	3,486	2,641
Inventories	3,476	3,794
Deferred financing costs	4,105	3,606
Prepaid income taxes	182	8,663
Deferred income taxes	140	37
Prepaid expenses and other current assets	6,019	8,181
Total current assets	59,743	72,160

Property and equipment, net	319,351	332,351
Goodwill	494	494
Other intangibles	85,529	69,021
Deferred financing costs, net of current portion	9,141	10,616
Deposits and other	1,993	4,632
Non-operating real property	12,215	13,554
Assets of discontinued operations	185	185
Total assets	$488,651	$503,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,230	$2,150
Accounts payable - gaming taxes and assessments	4,631	7,030
Accrued payroll and payroll taxes	4,034	3,373
Accrued interest	11,308	14,247
Other accrued liabilities	10,190	11,641
Construction project and equipment liabilities	126	583
Current portion of long-term debt and capital lease obligations	1,249	6,618
Liabilities of discontinued operations	218	237
Total current liabilities	32,986	45,879

Long-term debt and capital lease obligations, net of current portion	376,505	375,885
Deferred income taxes	7,927	7,976
Total liabilities	417,418	429,740

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	62,140	61,882
Retained earnings	9,176	11,475
Accumulated other comprehensive loss	(300)	(300)
Total stockholders’ equity of MTR Gaming Group, Inc.	71,016	73,057
Non-controlling interest of discontinued operations	217	216
Total stockholders’ equity	71,233	73,273
Total liabilities and stockholders’ equity	$488,651	$503,013